EX-99.(g)(8)

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 5th day of April, 2017, by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust (each, the “Trust”), Goldman Sachs ETF Trust (“GSETF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). GSETF and each Trust are referred to collectively herein as the “Trusts”.

BACKGROUND:

A.	BNY Mellon and the Trusts are parties to a Custody Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trusts and each series listed on Schedule I to the Agreement, as such Schedule I may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST On behalf of each of its Funds identified on Schedule I attached hereto
By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, PFO

GOLDMAN SACHS VARIABLE INSURANCE TRUST On behalf of each of its Funds identified on Schedule I attached hereto
By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, PFO

GOLDMAN SACHS ETF TRUST On behalf of each of its Funds identified on Schedule I attached hereto
By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, PFO

THE BANK OF NEW YORK MELLON
By:	/s/ Thomas Parravo
Name:	Thomas Parravo
Title:	Managing Director

EXECUTION

SCHEDULE I

(Amended and Restated as of April 5, 2017)

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access High Yield Corporate Bond ETF**

Goldman Sachs Access Investment Grade Corporate Bond ETF***

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equity Long Short Hedge Tracker ETF

Goldman Sachs Event Driven Hedge Tracker ETF

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Tax-Exempt Money Market Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs Macro Hedge Tracker ETF

Goldman Sachs Multi-Strategy Hedge Tracker ETF

Goldman Sachs Relative Value Hedge Tracker ETF

Goldman Sachs S&P 500® Environmental & Socially Responsible ETF

Goldman Sachs TreasuryAccess 0-1 Year ETF

Goldman Sachs Variable Insurance Trust—Goldman Sachs Government Money Market Fund

*	Effective on or around June 30, 2017
**	Effective on or around June 15, 2017
***	Effective on or around May 31, 2017